UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 1, 2024

NATURAL GAS SERVICES GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Colorado	1-31398	75-2811855
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
404 Veterans Airpark Lane, Suite 300
Midland, TX 79705
(Address of Principal Executive Offices)
(432) 262-2700
(Registrant's Telephone Number, Including Area Code)
N/A
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.01	NGS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2024, at the recommendation of the Nominating and Governance Committee, the Board of Directors (the “Board”) of Natural Gas Services Group, Inc. (the “Company”) took the following actions: (i) increased the size of the Board from six to seven, (ii) appointed Jean K. Holley to the Board to fill the new seat and (iii) appointed Ms. Holley to serve on the Board’s Compensation Committee.

The Board has determined that Ms. Holley qualifies as an independent director pursuant to the rules of the New York Stock Exchange (the “NYSE”).

Ms. Holley will receive the same fees for her service as the Company’s other independent directors and members of the Compensation Committee (other than the Chair of the committee), which fees were disclosed in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 29, 2024. Annual cash compensation will be prorated from the date of Ms. Holley’ appointment to the Board. With respect to the long-term equity portion of her compensation, Ms. Holley was awarded 3,465 restricted stock units, also representing a prorated number of units from the date of her appointment based upon an annual award value of $110,000, which is consistent with an annual award for service period for existing directors ending on June 13, 2025. Each unit represents the right to receive one share of Company common stock upon vesting one year from the date of grant. The closing price of a share of the Company’s common stock was $19.57 on October 31, 2024.

Ms. Holley, 65, was the global senior vice president and chief information officer for Brambles Limited, a global leader in supply chain and logistic solutions, from September 2011 until her retirement in July 2017. From April 2004 until August 2011, Ms. Holley served as the executive vice president and chief information officer for Tellabs, Inc., a company that designs, develops, deploys and supports telecommunications networking products around the world. Prior to that role, Ms. Holley served as the vice president and chief information officer for USG Corporation, a manufacturer of innovative, high-performance building systems, and as senior IT director for Waste Management, Inc., North America’s leading provider of integrated environmental solutions. Ms. Holley has served on the board of directors of Accord Financial Corp. (a Canadian-based company traded on the Toronto Stock Exchange), one of North America’s leading independent finance companies, since 2020, and Herc Holdings, Inc. (a spinoff company from Hertz), a premier, full-service equipment rental firm, since 2017. Ms. Holley previously served as a director of OneSpan, Inc. (formerly VASCO Data Security), a global provider of enterprise-wide security solutions. In connection with her Board experience with public and exchange listed companies, Ms. Holley currently serves and has served as Chair on Compensation and Nominating/Governance Committees, along with service on Audit and Finance committees. Ms. Holley is the recipient of the Presidential Humanitarian Leadership Award for her leadership of a presidential COVID data analytics and modeling task force and received the Georgia CIO ORBIE Lifetime Achievement Award in recognition of her leadership in developing strategic plans and executing digital transformations. Ms. Holley holds a Bachelor of Science from the Missouri University Science & Technology and a Master of Science from the Illinois Institute of Technology in Chicago.

Item 7.01 Regulation FD Disclosure

On November 1, 2024, the Company issued a press release announcing the appointment of Ms. Holley to the Board. A copy of this press release is filed herewith as Exhibit 99.1 and is hereby incorporated by reference.

The press release filed herewith as Exhibit 99.1 is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.
99.1	Press Release Addition of a New Director to its Board of Directors November 1, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL GAS SERVICES GROUP, INC.

Date:	November 1, 2024	By:	/s/ Justin C. Jacobs
Justin C. Jacobs
Chief Executive Officer